UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 29, 2009

PACER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-49828

Tennessee	62-0935669
(State or other jurisdiction of incorporation)	(I.R.S. employer identification no.)

2300 Clayton Road, Suite 1200

Concord, CA 94520

Telephone Number (877) 917-2237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 29, 2009, Pacer International, Inc. (the “Company”) entered into a First Amendment and Waiver Agreement (the “First Amendment”) with respect to its Credit Agreement dated April 5, 2007 (the “2007 Credit Agreement”).

The First Amendment amends the 2007 Credit Agreement to, among other things, (1) waive compliance with the leverage covenant ratio with respect to the quarter ending June 30, 2009 for a period ending August 31, 2009, (2) reduce the facility from $250 million to $150 million, (3) increase the margin applicable to borrowings under the facility from a variable rate depending on the Company’s leverage ratio to a fixed margin of 3.25% per annum on base rate borrowings or 4.50% per annum on Eurodollar rate borrowings, (4) increase letter of credit fees to a fixed 4.50% per annum, (5) increase the commitment fees on the unused portion of the facility to a fixed .50% per annum, and (6) require the Company and its direct and indirect domestic subsidiaries to enter into agreements granting a first priority security interest in substantially all of the Company’s and its subsidiaries’ present and future personal property. The Company’s obligations under the 2007 Credit Agreement, as amended by the First Amendment, continue to be guaranteed by all of its direct and indirect domestic subsidiaries and secured by a pledge of all of the stock or other equity interests of its domestic subsidiaries and a portion of the stock or other equity interests of certain of its foreign subsidiaries.

The press release announcing execution of the First Amendment is attached hereto as Exhibit 99.1. The First Amendment and the related security agreement are attached hereto as Exhibits 10.1 and 10.2, respectively. The description of the First Amendment above is qualified in its entirety by reference to the full text of the First Amendment and the related security agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

Exhibit 10.1	First Amendment and Waiver Agreement, dated June 29, 2009, among Pacer International, Inc., the lenders from time to time party thereto, the issuers of letters of credit from time to time party thereto, and Bank of America, N.A., as Swing Line Lender and Administrative Agent

Exhibit 10.2	Security Agreement dated June 29, 2009 and made by Pacer International, Inc. and each of its domestic subsidiaries in favor of the Administrative Agent (for the benefit of the Secured Parties)

Exhibit 99.1	Press Release dated July 1, 2009

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACER INTERNATIONAL, INC. A Tennessee Corporation

Dated: July 1, 2009	By:	/s/ Brian C. Kane
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER
Exhibit 10.1	First Amendment and Waiver Agreement, dated June 29, 2009, among Pacer International, Inc., the lenders from time to time party thereto, the issuers of letters of credit from time to time party thereto, and Bank of America, N.A., as Swing Line Lender and Administrative Agent

Exhibit 10.2	Security Agreement dated June 29, 2009 and made by Pacer International, Inc. and each of its domestic subsidiaries in favor of the Administrative Agent (for the benefit of the Secured Parties)

Exhibit 99.1	Press Release dated July 1, 2009